                                                                     EXHIBIT 4.2




                         REGISTRATION RIGHTS AGREEMENT

       REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 19, 1996, by and among TransTexas Gas Corporation, a Delaware corporation (the "Registrant"), TransAmerican Natural Gas Corporation, a Texas corporation ("TANG"), TransAmerican Exploration Corporation, a Delaware corporation ("Exploration"), and Fleet National Bank (the "Collateral Agent") which term shall include any successor collateral agent under the Note Purchase Agreement), as collateral agent for the purchasers listed on Schedule A attached hereto, and their respective successors and assigns (collectively, the "Purchasers").

       WHEREAS, Exploration owns 3,700,000 shares of Common Stock, $0.01 par value, of the Registrant (the "Shares");

       WHEREAS, Exploration has entered into that certain Note Purchase Agreement, dated the date hereof (the "Note Purchase Agreement") between Exploration, TANG and the Purchasers; and

       WHEREAS, Exploration has pledged the Shares as security under the Pledge and Security Agreement dated the date hereof between Exploration and Collateral Agent, as collateral agent (the "Pledge Agreement");

       NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound, the parties agree as follows:

       1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

       "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

       "Registrable Securities" shall mean the Shares and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Purchasers of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;
(iii) they shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Registrant; or (iv) they shall have ceased to be outstanding.

       "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E to the Bylaws of the NASD, and of counsel to such qualified independent underwriter); (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses;
(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 3(h) hereof; (v) the fees and disbursements of counsel for the Registrant and of its independent accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance; (vi) the fees and disbursements of one legal counsel selected by Collateral Agent upon instructions from Purchasers holding more than 50% principal amount of the Notes to represent the Collateral Agent and Purchasers in connection with such registration; (vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of the Registrable Securities; and
(viii) other reasonable out-of-pocket expenses of Purchasers and Collateral
Agent.

       "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

       "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.





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       2.     Shelf Registration.

              (a) The Registrant shall prepare and, as soon as reasonably possible after the date hereof (but in no event later than 30 days from the date of this Agreement), file with the SEC a registration statement, or an amendment to an existing shelf registration statement (collectively, the "Shelf Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of all or a portion of the Registrable Securities by or for the benefit of the Purchasers under the circumstances contemplated by the Pledge Agreement, from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and Rule 415 under the Securities Act (hereafter, the "Shelf Registration").

              (b) The Registrant shall use its best efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable (but in no event later than 120 days from the date of this Agreement, and if amending an existing shelf registration statement, no later than 60 days from the date of this Agreement) and to keep the Shelf Registration Statement continuously effective in order to permit the disposition of all the Registrable Securities until the termination of the Pledge Agreement in accordance with Section 16 thereof, or the sale by the Purchasers of all the Registrable Securities, whichever is earlier (collectively, the "Effective Period") and (ii) prepare and file with the SEC, as soon as possible, such amendments and supplements to the Shelf Registration Statement as may be necessary to keep the Shelf Registration effective continuously during the Effective Period; provided, however, that the Registrant shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes an action that would result in holders of Registrable Securities not being able to offer and sell Registrable Securities during that period using the prospectus included in such Shelf Registration Statement and, so long as no Event of Default shall have occurred and be continuing, such period continues for greater than 90 days, unless such action is required by applicable law (including, but not limited to, reasonable periods necessary to prepare appropriate disclosure).

              (c) Notwithstanding any other provision of this Agreement to the contrary, the Registrant shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement, amendment or supplement,
(i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than statements or omissions made in reliance upon and in conformity with





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information furnished to the Registrant in writing by any seller of the
Registrable Securities expressly for use in such Shelf Registration Statement and the related prospectus and any amendment or supplement thereto.

              (d) Expenses. TANG will pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this
Section 2.

              (e) Selection of Underwriters. If a registration pursuant to this Section 2 involves an underwritten offering, Collateral Agent, upon instructions from Purchasers holding greater than 50% principal amount of the Notes a majority of the Registrable Securities, shall have the right to select the investment banker or bankers and managers to administer the offering, reasonably acceptable to Registrant.

       3. Registration Procedures. In connection with a Shelf Registration contemplated by Section 2 hereof the following provisions shall apply:

              (a) The Registrant shall furnish to Collateral Agent, prior to the filing thereof with the SEC, a copy of the Shelf Registration Statement (hereinafter referred to in this Section 3 and in Section 4 hereof as a "Registration Statement"), and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as Collateral Agent reasonably may propose.

              (b)    The Registrant shall notify Collateral Agent:

                     (i) when the Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                     (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                     (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose;

                     (iv) of the receipt by the Registrant of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and





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                     (v)    of the happening of any event that requires the
       Registrant to make changes in the Registration Statement or the prospectus so that such Registration Statement or prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made, which changes shall be made promptly, and in any event within 30 days from the date of such instruction).

              (c) The Registrant shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

              (d) The Registrant shall deliver to Collateral Agent as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as Collateral Agent may reasonably request. The Registrant consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by Collateral Agent, in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in such Registration Statement.

              (e) Prior to any public offering of the Registrable Securities pursuant to the Registration Statement, the Registrant shall register or qualify or cooperate with Collateral Agent and its counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Collateral Agent may reasonably request in writing and shall do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Registrant shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

              (f) The Registrant shall cooperate with Collateral Agent to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold in the Shelf Registration free of any restrictive legends and in such denominations and registered in such names as Collateral Agent may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.





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              (g)    Upon the occurrence of any event contemplated by Section
3(b)(v) above, the Registrant shall promptly prepare and deliver to Collateral Agent a post-effective amendment to the Registration Statement or a supplement to the related prospectus so that, as thereafter filed with the SEC upon an Event of Default (as defined in the Note Purchase Agreement), and delivered to purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (h) Not later than the effective date of the Registration Statement, the Registrant will take such steps as are required to have the Registrable Securities listed on the same national securities exchange or included for quotation in the Nasdaq National Market as is the case for the class of Registrant's securities of which the Registrable Securities are a part (or to provide for such listing or inclusion as Collateral Agent, upon instructions from Purchasers holding greater than 50% principal amount of the Notes, reasonably requests if such class is not then listed or included).

              (i) The Registrant may require each Purchaser to furnish to the Registrant such information regarding such Purchaser and the distribution of the Registrable Securities as the Registrant may from time to time reasonably require for inclusion in the Registration Statement. Failure to file or amend the Shelf Registration Statement shall not constitute an Event of Default if the Purchasers fail to provide the information requested by the Registrant pursuant to the preceding sentence.

              (j) The Registrant, provided that the Registrant shall not be required to indemnify any underwriter for misstatements or omissions in a registration statement relating to information provided by each Purchaser in writing, shall enter into such customary agreements (including, if requested by Collateral Agent, upon instructions from Purchasers holding greater than 50% principal amount of the Notes, an underwriting agreement, in a form customary for similar transactions, which shall include customary cross-indemnification provisions between the Registrant and any underwriters) and take all such other action, if any, as may reasonably be necessary in order to facilitate the disposition of the Registrable Securities pursuant to the Registration Statement.

              (k) The Registrant shall (i) make reasonably available for inspection by Collateral Agent on behalf of Purchasers, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by Collateral Agent on behalf of Purchasers or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Registrant and (ii) cause the Registrant's officers, directors and employees to supply all





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relevant information reasonably requested by Collateral Agent, any such underwriter, attorney, accountant or agent in connection with the Registration Statement.

              (l) The Registrant, if requested by Collateral Agent, on behalf of Purchasers shall cause its counsel to deliver to Collateral Agent a signed opinion in customary form relating to the Registrant and the Registrable Securities, cause its officers to execute and deliver all customary documents and certificates requested by Collateral Agent on behalf of Purchasers or any underwriters of the Registrable Securities and cause its independent public accountants to provide to Collateral Agent on behalf of Purchasers and any underwriter therefor a comfort letter in customary form.

       4. Indemnification. (a) Each Purchaser acting singly and not through the Collateral Agent, severally and not jointly, shall indemnify and hold harmless the Registrant and each director, officer, employee or agent of the Registrant from and against any loss, claim, damage or liability or any action in respect thereof, to which the Registrant or any such director, officer, employee or agent may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such Purchaser specifically for inclusion therein, and shall reimburse the Registrant for any legal and other expenses reasonably incurred by the Registrant or any such director, officer, employee or agent in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, notwithstanding that payment for such expenses might later be held to be improper. The foregoing indemnity agreement is in addition to any liability which such Purchaser may otherwise have to the Registrant or any of its directors, officers, employees or agents.

              (b) Registrant shall indemnify and hold harmless the Collateral Agent, each Purchaser and each director, officer, employee, agent or "control person" (as such term is defined in the Securities Act) of the Collateral Agent and each Purchaser (collectively, an "Indemnified Party") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the





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
Registrable Securities), to which any Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus contained therein or any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred notwithstanding the possibility that payment for such expenses might later be held to be improper; provided, however, that the Registrant shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus relating to the Registration Statement in reliance upon and in conformity with written information furnished to the Registrant by or on behalf of such Purchaser specifically for inclusion therein; and provided, further, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the prospectus if the untrue statement or omission or alleged untrue statement or omission was corrected in an amendment or supplement to the prospectus, the amendment or supplement was delivered on a timely basis to the Collateral Agent and the loss, liability, claim, damage or expense could have been avoided but for the failure by the Collateral Agent to deliver the amendment or supplement.

              (c)    Promptly after receipt by an indemnified party under this
Section 4 of notice of any claim or the commencement of any action (including, without limitation, any governmental investigation or inquiry), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, including any claim for contribution, notify the indemnifying party in writing of the claim or the commencement of the action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 4, except to the extent the indemnifying party shall have been materially prejudiced by the failure to give such notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that





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it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ counsel to represent such indemnified party if, in such indemnified party's reasonable judgment, there are one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of such claim, action or proceeding effected without its written consent, but, if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the indemnifying party has contested such obligation and provides reasonable assurances that such payment can be made upon resolution of such dispute. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are, or are related to, the subject matter of such action.

              (d) The agreements contained in this Section 4 shall survive the sale of Registrable Securities pursuant to any Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.





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
       5. Notice of Default. Upon the occurrence of any breach of or default under this Agreement by the Registrant, the Registrant shall within ten days thereafter give written notice of such default to Collateral Agent as provided in Section 6(e) of this Agreement.

       6.     Miscellaneous.

              (a) Acknowledgement. Exploration hereby acknowledges that it is the record owner of the Pledged Securities (as defined in the Pledge Agreement) covered by this Agreement and hereby agrees to the terms, conditions and provisions contained in this Agreement.

              (b) Specific Performance. If this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by the parties hereto by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement. The Registrant shall pay on demand all reasonable expenses, including legal expenses, incurred by Collateral Agent and Purchasers in enforcing the obligations of any party under this Agreement or compelling any party to enforce its rights hereunder.

              (c) Amendments and Waivers. This Agreement may be amended and the Registrant may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Registrant shall have obtained the written consent to such amendment, action or omission to act, of Collateral Agent, upon instructions from Purchasers holding greater than 50% principal amount of the Notes.

              (d) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

              (e) Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and personally delivered, mailed, telegraphed, telexed, telecopied or cabled.

           (i)       if to Collateral Agent:

                     Fleet National Bank
                     Mail Code OF 3101
                     One Federal Street
                     Boston, Massachusetts 02110
                     Attention:  Corporate Trust Department





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          (ii)       if to the Registrant to:

                     TransTexas Gas Corporation
                     1300 East North Belt, Suite 300
                     Houston, Texas 77032-2249
                     Attention:  Mr. Ed Donahue

                     with a copy to:

                     Gardere & Wynne, L.L.P.
                     1601 Elm Street, Suite 3000
                     Dallas, Texas 75201
                     Attention:  C. Robert Butterfield, Esq.

         (iii)       if to Exploration to:

                     TransAmerican Exploration Corporation
                     1300 East North Belt
                     Houston, Texas 77032-2249
                     Attention:  Mr. Ed Donahue

          (iv)       if to TANG to:

                     TransAmerican National Gas Corporation
                     1300 East North Belt, Suite 300
                     Houston, Texas 77032-2249
                     Attention:  Mr. Ed Donahue


              All such notices and communications shall, when mailed or personally delivered, be effective upon receipt, or when telegraphed, telexed, telecopied, or cabled, be effective upon confirmation of receipt by addressee or when sent by overnight courier, be effective one day after delivery to such courier.

              (e) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

              (f) Severability. If any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.





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              (g)    Confidentiality.  Collateral Agent and Purchasers agree
that it and its employees will maintain, in confidence, all proprietary, nonpublic data, summaries, reports or information of all kinds, whether oral or written, obtained pursuant to this Agreement or acquired or developed in any manner from the Registrant's or Exploration's personnel or files (the "Confidential Information"), and that it will not reveal the same to any persons not employed by it except: (a) at the written direction of the Registrant; (b) to the extent necessary to comply with the law, reporting requirements imposed by the SEC, or the valid order of a court of competent jurisdiction or if counsel to the Purchasers shall determine disclosure of such information to be necessary or advisable in order to prosecute or defend any legal action or regulatory proceeding or to respond to any regulatory inquiry, in which event Collateral Agent and Purchasers shall so notify the Registrant as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 6(g); (d) in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement; (e) if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; (f) if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or (g) to any one or more Purchasers and their representatives and agents.

              (h) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

              (i) Governing Law. The laws of the State of New York shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder.





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       IN WITNESS WHEREOF, each of the undersigned has caused this Registration
Rights Agreement to be executed on its behalf as of the date first written above.


                                    TRANSTEXAS GAS CORPORATION


                                    By:
                                       ----------------------------------
                                       Name:  Ed Donahue
                                       Title: Vice President and
                                              Chief Financial Officer



                                    TRANSAMERICAN NATURAL GAS CORPORATION


                                    By:
                                       ----------------------------------
                                       Name:  Ed Donahue
                                       Title: Vice President



                                    TRANSAMERICAN EXPLORATION CORPORATION


                                    By:
                                       ----------------------------------
                                       Name:  Ed Donahue
                                       Title: Vice President and
                                              Chief Financial Officer



                                    FLEET NATIONAL BANK, N.A.,
                                    as Collateral Agent


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:





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
                                   Schedule A

                                   Purchasers

Corporate High Yield Fund, Inc.
Corporate High Yield Fund II, Inc.
Merrill Lynch Variable Series Fund, Inc. - High Income Fund
Merrill Lynch Global Currency Bond Series - Corporate High Income Portfolio Merrill Lynch Corporate Bond Fund, Inc. - High Income Portfolio